UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

FNCB Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                              Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

     ☐

Item 8.01	Other Events.

       On December 22, 2017, President Trump signed into law “H.R.1.,” formally known as the “Tax Cuts and Jobs Act,” which among other things, reduced the federal corporate income tax rate from 34.0% to 21.0% effective January 1, 2018. FNCB Bancorp, Inc.’s (“FNCB”) deferred tax assets, net of deferred tax liabilities, represent expected corporate tax benefits anticipated to be realized in the future. The reduction in the federal corporate tax rate reduces these benefits. In accordance with generally accepted accounting principles, the enactment of this new tax legislation required FNCB to revalue its deferred tax assets at the new corporate statutory rate of 21.0%. FNCB has performed a preliminary analysis, using information available at this time, to determine the impact of the revaluation on its net deferred tax assets. Based on this analysis, FNCB has estimated a reduction in its net deferred tax assets of approximately $8.0 million in the fourth quarter of 2017 with a corresponding increase in the income tax provision. This represents an impact on earnings per share of approximately ($0.48) per diluted share, and tangible book value of ($0.48) per share based on estimated weighted-average diluted shares for the fourth quarter of 2017 and shares outstanding at December 31, 2017, respectively.

FNCB’s revaluation of its deferred tax assets is subject to further clarifications of the new law that cannot be estimated at this time. Accordingly, FNCB is unable to make a final determination of the impact on the quarterly and year-to-date earnings for the period ended December 31, 2017 at this time, and therefore, the reduction of FNCB’s deferred tax assets and related increase in income tax expense may vary materially from the estimated amount. FNCB does not anticipate any significant impact to its regulatory capital ratios or liquidity resulting from the revaluation in 2017.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements, which are made in good faith by FNCB pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s outlook and expectations with respect to the enactment of H.R.1, effective January 1, 2018, including the expected impact of H.R. 1 on FNCB’s deferred tax assets, the impact of the revaluation of the deferred tax assets on FNCB’s fourth quarter and year-to-date 2017 earnings, earnings per share and tangible book value, and that FNCB does not expect any significant impact to its regulatory capital ratios or liquidity resulting from the revaluation. Words and phrases such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. Such statements are based upon current beliefs and expectations. Forward-looking statements are not guarantees of future financial performance and are subject to risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk factors include, without limitation, uncertainties in FNCB’s preliminary review of, and additional analysis with respect to, the impact of H.R.1 on its deferred tax assets, as well as additional risk and uncertainties included in the risk factors described in Item 1A of FNCB’s Annual Report on Form 10-K for the year ended December 31, 2016.

Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Annual Report on Form 10-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNCB BANCORP, INC.

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: January 5, 2018